UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2006

House of Taylor Jewelry, Inc.
(Exact name of registrant as specified in its charter)
Nevada
(State or Other Jurisdiction of Incorporation)
333- 128523	33-0805583
(Commission File Number)	(IRS Employer Identification Number)
9200 Sunset Boulevard, Suite 425, West Hollywood, California 90069
(Address of Principal Executive Offices)
(310) 860-2660
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On May 5, 2006, House of Taylor Jewelry, Inc. (the “Company”) entered into a securities purchase agreement (the "Securities Purchase Agreement") with Buyers in a private placement transaction (the “Buyers”) providing for, among other things, the issuance of senior secured convertible notes and warrants for aggregate gross proceeds of approximately $11,660,000 million which is approximately 1.6 million greater than the amount set forth in the press release issued on May 8, 2006 by the Company announcing that it had entered into an agreement for the sale of the Notes and the Warrants.  The Company will enter into other agreements upon the closing of the transaction, including, but not limited to, (i) Senior Secured Convertible Notes (the “Notes”), (ii) three series of Warrants to Purchase Common Stock (collectively the “Warrants”), (iii) a Registration Rights Agreement, (iv) a Security Agreement, (v) a Pledge Agreement, (vi) a Guaranty executed by subsidiaries of the Company, and (vii) a Voting Agreement, each to be dated as of the close of the financing (together with the Securities Purchase Agreement, these agreements are referred to as the “Transaction Documents”). Certain affiliates of the Company (collectively the “Stockholders”) consisting of (i) members of the Abramov family as a group, (ii) Interplanet Productions, Ltd and (iii) Sandbox Jewelry LLC, owned by Kathy Ireland Worldwide, each agreed to invest $125,000, for an aggregate amount of $375,000, on the same terms as other investors, except that, notwithstanding any provisions in the Transaction Documents, each of the Stockholders has agreed not to convert or exercise any securities at a price which is lower than the closing bid price of the Company’s Common Stock on the date of the closing until after the “Stockholder Approval,” described below under “Voting Agreement.”  If the transaction is not closed as of May 12, 2006, the parties may terminate these agreements and the Company may be obligated for the costs incurred by the parties.

The following is a summary of each of those agreements.  Each summary is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached as an exhibit to this Current Report on Form 8-K and incorporated herein by reference. Readers should review those agreements for a complete understanding of the terms and conditions associated with this financing. The documents are not intended to provide any other factual information about Company. Such information can be found in the other public filings the Company makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov. Other than with respect to the Transaction Documents, and as described above in connection with the Stockholders, there are no material relationships between the Company and any of the Buyers.

Securities Purchase Agreement

The Securities Purchase Agreement provides for the purchase by the Buyers and the sale by the Company of Notes in the aggregate principal amount of approximately $11,660,000 and Series A Warrants to purchase up to 2,186,250 shares of the Company’s Common Stock, Series B Warrants to purchase up to 947,375 shares of the Company's Common Stock and Series C Warrants to purchase up to 1,894,750 shares of the Company's Common Stock.  The Series B Warrants and Series C Warrants are not initially exercisable and only become exercisable upon the occurrence of certain conditions as described in the Notes.  The Notes have an initial conversion price of $4.00 and the Series A Warrants have an initial exercise price of $5.00 per share. The Securities Purchase Agreement contains representations and warranties of the Company and of the Buyers which are typical for transactions of this type.  Certain of the representations and warranties made by the Company in the Securities Purchase Agreement are qualified by reference to certain exceptions contained in disclosure schedules delivered to the Buyers. Accordingly, the representations and warranties contained in the Securities Purchase Agreement should not be relied upon by third parties who do not have access to those disclosure schedules.

The Securities Purchase Agreement contains a variety of covenants on the part of the Company which are typical for transactions of this type, as well as the following covenants:

•

the obligation to use a substantial portion of the proceeds from the sale of the Notes for the acquisition of inventory, and general corporate needs, but not for the repayment of any other outstanding debts of the Company or its subsidiaries for borrowed money and not for the redemption or repurchase of any equity securities of the Company or any of its subsidiaries.

•

the obligation not to, while the Notes are outstanding, directly or indirectly redeem, or pay any cash dividend or distribution on the Company’s Common Stock, without the consent of the holders of the Notes.

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the obligation not to issue any additional convertible debt or any other securities that may be converted into or exchanged for the Company’s Common Stock, subject to certain carveouts that include share issued under shareholder approved stock plans and securities that are sold pursuant to registered firm commitment underwritten offerings, without first offering all of the those securities to the Buyers.

•

the obligation not to file any registration statement with the Securities and Exchange Commission (the “Commission”) or offer, sell, or grant an option to purchase, any equity securities or equity equivalent securities (other than certain excluded securities), in each case, within 30 days following the date the registration statement required by the Registration Rights Agreement is declared effective by the Commission.

Letter of Credit. Commencing May 2007, on the occurrence of certain events which include the failure to meet certain sales thresholds, the Company will be obligated to maintain a net cash and inventory balance in excess of 50% of the then outstanding principal balance of the Notes. If the Company fails to maintain that balance the Company will become obligated to obtain the letter of credit described below. On any Disclosure Date (as defined in the Notes), the Company will be obligated to obtain an irrevocable letter of credit (the “Letter of Credit”), in the amount of $5,000,000 issued in favor of the lead investor, as agent for the investors (the "LC Agent"), by a bank acceptable to the LC Agent (the “Letter of Credit Bank”) and in form and substance acceptable to the LC Agent. The terms of the Letter of Credit include that it shall expire not earlier than 91 days after the Maturity Date of the Notes (the “LC Expiration Date”). Upon the occurrence and during the continuance of an Event of Default under (and as defined in) the Notes, the LC Agent shall be entitled to draw under the Letter of Credit for the full letter of credit amount then available thereunder, it being understood that the LC Agent shall act for the benefit of the Buyers on a pro rata basis based on the principal amount of the Notes held by each of the Buyers and hold such amount as collateral security for the obligations under the Notes for the benefit of the Buyers. The Company will be obligated to obtain such renewals, extensions or replacements of the Letter of Credit as necessary to ensure that the Letter of Credit shall not expire prior to the LC Expiration Date unless the LC Agent has drawn down the Letter of Credit to zero as described in the last sentence of this paragraph. If, at any time, the Company cannot obtain a renewal, extension or replacement of the Letter of Credit such that the Letter of Credit will expire prior to the LC Expiration Date (a “Withdrawal Event”), the Company and the Letter of Credit Bank must each give the LC Agent written notice of the occurrence of a Withdrawal Event at least forty-five (45) days prior to the then current expiration date of the Letter of Credit. Following a Withdrawal Event, the LC Agent shall be entitled to draw down the Letter of Credit Amount in its entirety (whether or not an Event of Default shall have occurred or be continuing under any of the Notes) and hold such amount as collateral security for the obligations under the Notes for the benefit of the Buyers.

Meeting of Stockholders. The Company is obligated under the Securities Purchase Agreement to call and hold a meeting of its stockholders no later than July 30, 2006 (the “Stockholder Meeting Deadline”). At this meeting of stockholders the Company must solicit the affirmative vote of each of its stockholders for approval of resolutions providing for the Company’s issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Nasdaq Capital Market and such affirmative approval being referred to herein as the “Stockholder Approval”, and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to use its reasonable best efforts to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held every six (6) months thereafter until such Stockholder Approval is obtained or the Notes are no longer outstanding. See also discussion under “Voting Agreement” below.

The Securities Purchase Agreement also obligates the Company to indemnify the Buyers and other holders of the securities issued to them for certain losses resulting from (1) any misrepresentation or breach of any representation or warranty made by the Company, (2) any breach of any covenant, agreement or obligation of the Company made by the Company under the Securities Purchase Agreement and any related transaction documents.

The obligations of Company to sell and issue the securities, and the obligations of the Buyers to purchase such securities, are subject to the fulfillment of specified conditions prior to closing.

Senior Secured Convertible Notes

The Company has agreed with the investors to issue Notes having an aggregate principal amount of approximately $11,660,000. The Notes are convertible into approximately 2,915,000 shares of the Company’s Common Stock at an initial conversion price of approximately $4.00 per share, subject to certain adjustments, including, but not limited to, anti-dilution adjustments. The Notes have a maturity date on the third anniversary of their issuance, subject to the right of the holders to extend the date for the payment of any installment of principal described below. The Notes bear interest at the rate of 9.75% per annum, which rate is increased to 15% upon the occurrence of an event of default under the Notes. The Company’s obligations under the Notes are secured by a security interest in substantially all of the Company’s assets.

Repayment of Principal

The principal amount of the Notes is to be repaid in nine equal installments commencing on April 1, 2007 (the date of each such installment, an “Installment Date”). Such principal payments may be paid in cash or, at the option of the Company if the Equity Conditions described below are satisfied, in shares of the Company’s Common Stock. Any shares of Common Stock used to pay an installment of principal will be valued at the lower of (1) the then applicable conversion price of the Notes and (2) 85% of the Average Market Price (as defined below) . The number of shares of Common Stock which may be issued for the payment of any installment of principal may not exceed 15% of the aggregate dollar trading volume over the forty consecutive trading days ending on the third trading day immediately preceding the applicable Installment Date.

“Average Market Price” means, for any given date, the lesser of (i) the arithmetic average of the Weighted Average Price of the Common Stock during the twenty (20) consecutive Trading Day period ending on the third (3rd ) Trading Day immediately prior to such given date, (ii) the arithmetic average of the Weighted Average Price of the Common Stock during the five (5) consecutive Trading Day period commencing during the (20) consecutive Trading Days period ending on the third (3rd ) Trading Day immediately prior to such given date and (iii) the arithmetic average of the Weighted Average Price of the Common Stock during the five (5) consecutive Trading Day period ending on the third (3rd ) Trading Day immediately prior to such given date; provided, that all such determinations shall be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction that proportionately decreases or increases the Common Stock during such periods.

With respect to each installment payment, the holders of Notes may, at their option and in their sole discretion, defer a payment due on a Installment Date to a date, selected by any such holder, that does not exceed twenty four (24) months from the date of the original Installment Date.

The Equity Conditions which must be satisfied include (1) on each day during the period commencing six months prior to the date the Company delivers notice of its intention to make a payment by issuing its Common Stock through the date of the payment (the “Equity Conditions Period”), the registration statement required by the Registration Rights Agreement has been effective and available for the resale of the securities covered thereby or all such securities are eligible for sale without registration, (2) the Company’s Common Stock has been designated for quotation on its principal trading exchange, The Nasdaq Capital Market, on each day during the Equity Conditions Period and shall not be subject to a threat of delisting or suspension, (3) for a period of one year prior to the date of determination the Company has timely delivered all shares of Common Stock upon conversion of the Notes and upon exercise of the Warrants, (4) the shares of Common Stock to be issued may be issued without causing a holder’s beneficial ownership of the Common Stock to exceed 4.99% of the Company’s outstanding Common Stock and without violating the rules of its principal trading exchange , (5) the Company shall have not failed to timely make any payment required to be made under the Senior Secured Convertible Notes, Warrants, or related agreements within five business days after the date such payment is due, (6) during the Equity Conditions Period, there shall not have occurred an event of default, an event that with the passage of time or giving of notice would constitute an event of default, or a public announcement of a fundamental transaction involving the Company, (7) the Company shall have no knowledge of any fact that would cause the registration statement required pursuant to the Registration Rights Agreement not to be effective and available for the sale of the securities covered thereby or any shares of Common Stock issuable upon conversion of the Notes or exercise of the Warrants not to be eligible for resale pursuant to Commission Rule 144(k), (8) the Company shall not have materially breached any provision or representation or warranty in the Notes, Warrants, and related agreements, and (9) the Stockholder Approval shall have been obtained.

If the Company fails to achieve a “Sales Threshold” then each Buyer in its sole discretion has the right to require the Company to redeem up to one third in principal amount of the Note held by that Buyer. Under the Notes, a “Sales Threshold” means (i) for the three Fiscal Quarter period ended September 30, 2006, Sales equal to or exceeding $14,000,000, (ii) for the year ended December 31, 2006, Sales equal to or exceeding $30,000,000 and (iii) for the year ended December 31, 2007, Sales equal to or exceeding $45,000,000.

Conversion

The Notes are convertible at the option of the holders into shares of the Company’s Common Stock at an initial conversion price of approximately $4.00 per share, subject to certain adjustments, including but not limited to, anti-dilution adjustments. The anti-dilution adjustments include a “full ratchet” adjustment which reduces the conversion price to any lower price at which the Company issues any Common Stock, or is obligated to issue Common Stock pursuant to options, warrants, or convertible securities in the future, except for the issuance of certain excluded securities.

The Company may require the holders to convert the Notes after the Commission has declared effective the registration statement required by the Registration Rights Agreement if (1) the Equity Conditions described above are satisfied and (2)) the Average Market Price (as defined above) equals or exceeds either (x) 150% (the “First Conversion Threshold”) or (y) 175% (the “Second Conversion Threshold”) of the Conversion Price on the Initial Issuance Date (subject to appropriate adjustments for stock splits, stock dividends, stock combinations and other similar transactions). The Company shall have the right to require the Holder to convert (1) up to 50% of the then Principal amount of the Note remaining, if the First Conversion Threshold has been met or (2) up to all of the Conversion Amount then remaining under the Notes if the Second Conversion Threshold has been met. Any such mandatory conversion can not exceed 25% of the dollar trading volume of the Company’s Common Stock for the consecutive 30 trading days before the Company delivers notice of its election to require the mandatory conversion. If the Company elects to require such mandatory conversion,  the Series B Warrants and/or Series C Warrants will become exercisable as more particularly described within the Notes.

Payment of Interest

Interest on the Notes is payable quarterly and may, at the option of the Company if the Equity Conditions described above are satisfied, be paid by the issuance of Common Stock. Any shares of Common Stock used to pay interest will be valued at 85% of the Average Market Price of the Common Stock.

Redemption

If the Company has satisfied the Equity Conditions and other conditions set forth within the Notes, then the Company may elect under certain circumstances more fully described within the Notes to redeem some or all of the amounts due on an Installment Date.

Participation Rights

The holders of the Notes are entitled to receive any dividends paid or distributions made to the holders of the Company’s Common Stock on an as if converted basis.

Covenants

The Notes contain a variety of covenants on the part of the Company which are typical for transactions of this type, as well as the following covenants:

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the obligation to reserve out of the Company’s authorized and unissued Common Stock a number of shares equal to 175% of the number of shares of Common Stock issuable upon conversion of the Notes.

•

the obligation to not incur other Indebtedness (as defined in the Senior Secured Convertible Notes), except for indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by the Notes, or senior debt not to exceed the lesser of (i) 50% of the accounts receivables of the Company and its Subsidiaries and (ii) $5 million at any time in the 2006 fiscal year or $10 million thereafter.  (to which the Notes will be subordinated pursuant to subordination agreements reasonably satisfactory to the holders of the Notes).

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the obligation not to incur, or permit the Company’s subsidiaries to, incur liens, except for certain permitted liens.

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the obligation to not, and to not permit the Company’s subsidiaries to, (1) pay dividends or make distributions on the Company’s equity securities, (2) redeem equity securities, or (3) pay any Indebtedness (as defined in the Notes), except for the payment of interest or principal at its stated maturity.

•

the obligation to not dispose of any equity interests in the Company’s subsidiaries and to not, and to not permit its subsidiaries to, dispose of any assets, other than dispositions in the ordinary course of business consistent with past practice, unless the Company or its subsidiary receives consideration at least equal to the fair market value of the assets or equity interests disposed of and at least 85% of the consideration is in the form of cash. Within five days after any such disposition, the Company may use the proceeds to repay senior debt. Thereafter, the holders of the Notes may require the Company to redeem the Notes with such proceeds.

Events of Default

The Notes contain a variety of events of default which are typical for transactions of this type, as well as the following events:

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the failure of the registration statement required by the Registration Rights Agreement to be declared effective by the Commission within 60 days after the date required by the Registration Rights Agreement or the lapse or unavailability of such registration statement for more than ten (10) consecutive days or more than an aggregate of 30 days in any 365-day period (other than allowable grace periods under the Registration Rights Agreement).

•

the suspension from trading or failure of the stock to be listed for trading for more than five consecutive trading days or more than an aggregate of ten (10) trading days in any 365-day period.

•

the failure to issue shares upon conversion of the Notes within ten (10) business days after the relevant conversion date.

•

the failure for 10 consecutive business days to have reserved for issuance the full number of shares issuable upon conversion of the Notes.

After the occurrence of an event of default, the holders of the Notes have the right to require the Company to redeem the Notes at a premium which may be 125% or more of the principal amount of the Notes being redeemed, depending upon the nature of the event of default and as more particularly described within the Notes.

Fundamental Transactions

In the event of certain Fundamental Transactions (as defined in the Notes) involving a change of control, the successor entity must assume in writing all of the obligations of the Company under the Notes. In addition, the holders of the Notes have the right to require the redemption of the Notes for a premium that is based on the greater of 125% or more of the principal amount of the Notes being redeemed or the Change of Control Premium, as defined within the Notes.

Warrants

The Series A Warrants entitle the holders thereof to purchase up to an aggregate of 2,186,250 shares of common stock for a period of 60 months, at an initial exercise price of $5.00 per share. The Series A Warrants are not exercisable until November 2006 and the Series B Warrants and Series C Warrants may become exercisable only upon the occurrence of certain conditions as described in the Notes.  Under certain circumstances the initial exercise price of the Warrants may be lowered to an amount equal to 125% of the Average Market Price as defined in the Notes.  If a registration Statement covering the Warrant Shares that are being exercised is not available for the resale of those shares, the Holder may, in its sole discretion, exercise its Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according a Cashless Exercise formula set forth within the Warrant.

The exercise prices of the Warrants and the number of shares issuable upon exercise of the Warrants are subject to certain adjustments, including but not limited to, anti-dilution adjustments. The anti-dilution adjustments include a “full ratchet” adjustment which reduces the conversion price to any lower price at which the Company issues any Common Stock, or is obligated to issue Common Stock pursuant to options, warrants, or convertible securities in the future, except for the issuance of certain excluded securities. Upon adjustment of the exercise price of the Warrants, the number of shares issuable upon exercise of the Warrants will be correspondingly adjusted.

Security Agreement

The Security Agreement grants the holders of the Notes with a first priority security interest in all of the Company’s assets . The Security Agreement contains representations and warranties and covenants which are typical for transactions of this type.

Pledge Agreement and Guaranty Agreement

Effective the date on which the financing is closed, the Company will enter into a Pledge Agreement with the lead investor, as collateral agent for the Buyers (the “Collateral Agent”). The Company will deliver, in accordance with the terms of the Pledge Agreement, share certificates and other rights evidencing 100% of the Company’s ownership of its two wholly owned subsidiaries, Global Jewelry Concepts, Inc. and Tech Line Jewelry, Inc. (the “Subsidiaries”). The pledged collateral under the Pledge Agreement further secures the (a) the payment by the Company, as and when due and payable, of all amounts from time to time owing by it in respect of all of the Transaction Documents and (b) the due performance and observance by the Company of all of its other obligations from time to time existing in respect of any of the Transaction Documents for so long as the Notes are outstanding. In the event of the occurrence and continuance of a default, as defined within the Transaction Documents, the Pledge Agreement recites that Collateral Agent is given broad powers to sell or otherwise deal with the pledged collateral. In addition to other rights and remedies provided for in the Pledge Agreement or otherwise available to the Collateral Agent, the Pledge Agreement extends to the Collateral Agent all of the rights and remedies of a secured party on default under the Uniform Commercial

Code then in effect in the State of New York. The Pledge Agreement further states that without limiting the generality of those rights, the Collateral Agent will be permitted to sell the pledged collateral at public or private sale, at such price or prices and on such other terms as the Collateral Agent may deem commercially reasonable.

Effective the date on which the financing is closed, the Subsidiaries will also enter into a Guaranty Agreement with the Collateral Agent guaranteeing, jointly and severally, all of the payment and other obligations of the Company under the Transaction Documents.

Voting Agreement

As a condition to the transaction, principal shareholders of the Company, consisting of Interplanet Productions, Ltd., Sandbox Jewelry LLC, Jack Abramov, Monty Abramov, and Rachel Abramov, Trustee of the Rachel & Raphael Abramov Family Trust (collectively referred to as the “Stockholders”), will each enter into a Voting Agreement with the Company as of the closing. The Stockholders agree under the Voting Agreement that at any meeting of the stockholders of the Company, however called, and in any action by written consent of the Company’s stockholders, each of the Stockholders shall vote their shares of the Common Stock : (a) in favor of the issuance of all of the securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Nasdaq Capital Market (the “Stockholder Approval”) and (b) against any proposal or any other corporate action or agreement that would reasonably be expected to hinder, impede, prevent or delay the issuance of all of the securities as described in the Transaction Documents or obtaining the Stockholder Approval. The obligations of the Stockholders under the Voting Agreement terminate immediately following the occurrence of the Stockholder Approval.

The Company is obligated under the Securities Purchase Agreement to call and hold a meeting of its stockholders no later than July 30, 2006. The shares of Common Stock owned by the Stockholders represent in the aggregate approximately 80% of the total issued and outstanding capital stock of the Company.

Registration Rights Agreement

The Registration Rights Agreement requires the Company to file a registration statement for the resale of a number of shares of Common Stock equal to 150% of the sum of the number of shares issuable upon conversion of the Notes and upon the number of shares issuable upon exercise of the Warrants. The registration statement must be filed within 45 days after the closing, must be declared effective by the Commission within 90 days of the closing (or 60 days if there is no review of the registration statement by the Commission), and must remain effective and available for use until earlier of the date the Buyers can sell all of the securities covered by the registration statement without restriction pursuant to Commission Rule 144(k) and the date all of such securities have been sold pursuant to the registration statement. If the Company fails to meet the deadlines for the filing or the effectiveness of the registration statement or, subject to certain limited “grace periods” periods, or if the registration is unavailable after it becomes effective, the Company is required to pay liquidated damages of 1.5% percent of the aggregate purchase price of the Notes and Warrants on the date of such failure and on every 30th day thereafter until such failure is cured. The Registration Rights Agreement provides for customary indemnification for the Company and the Buyers.

Item 3.02

Unregistered Sales of Equity Securities

On May 5, 2006, the Company entered into a Securities Purchase Agreement with certain institutional and other accredited investors for the purchase of Notes and Warrants described in Item 1.01 of this Current Report on Form 8-K. Notes in the principal amount of approximately $11,660,000 will be issued to the Buyers, after satisfaction of certain customary closing conditions, on the closing. The Notes are convertible into 2,915,000 shares of the Company’s Common Stock, based upon an initial conversion price of $4.00 per share, which is subject to anti-dilution adjustments. Series A Warrants to purchase up to 2,186,250 shares of the Company’s Common Stock, Series B Warrants to purchase up to 947,375 shares of the Company's Common Stock and Series C Warrants to purchase up to 1,894,750 shares of the Company's Common Stock will also be issued to the Buyers as part of the transaction.  The Series B Warrants and Series C Warrants are exercisable only upon the occurrence of certain conditions as described in the Notes.  The Series A Warrants have an initial exercise price of $5.00 per share.

The Notes and Warrants will be issued to institutional and other accredited Buyers in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated by the Commission hereunder.

Item 8.01

Other Events

On May 8, 2006, the Company issued a press release announcing that it had entered into an agreement for the sale of the Notes and the Warrants. A copy of that press release is filed as an exhibit to this Current Report on Form 8-K pursuant to Securities Act Rule 135c and incorporated herein by reference.

Item 9.01

 Financial Statements and Exhibits

(d)

Exhibits

Exhibit No

Description

10.29

Form of Securities Purchase Agreement

10.30

Form of Note

10.31

Form of Warrant

10.32

Form of Registration Rights Agreement

10.33

Form of Security Agreement

10.34

Form of Pledge Agreement

10.35

Form of Guaranty

10.36

Form of Voting Agreement

99.1

Press Release dated May 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOUSE OF TAYLOR JEWELRY, INC

Date: May 8, 2006

By: /s/ Pauline Schneider

Pauline Schneider, Chief Financial Officer